Exhibit 99.1

Red Hat Reports First Quarter Results

  First quarter revenue of $265 million, up 27% year-over-year
  First quarter GAAP EPS of $0.17, up 42% year-over-year; non-GAAP EPS of $0.24, up 33% year-over-year
  First quarter deferred revenue of $786, up 26% year-over-year
  First quarter operating cash flow of $90 million, up 49% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 22, 2011--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2012 first quarter ended May 31, 2011.

Total revenue for the quarter was $264.7 million, an increase of 27% from the year ago quarter. Subscription revenue for the quarter was $225.5 million, up 26% year-over-year.

“Red Hat has begun fiscal year 2012 with a strong first quarter including year-over-year billings growth of 28% that contributed to revenue and profitability that exceeded the high-end of our expectations,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We believe there is a fundamental shift in IT spending, in which cloud computing and virtualization have become key strategic priorities. We believe that Red Hat is well positioned to capitalize on this growing demand as enterprise customers look to Red Hat when upgrading and modernizing their IT infrastructure.”

GAAP operating income for the first quarter was $45.4 million, or a 17.1% operating margin. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP operating income for the first quarter was $66.5 million, up 28% year-over-year. Non-GAAP operating margin was 25.1%, up 30 basis points from the year ago quarter.

Net income for the quarter was $32.5 million, or $0.17 per diluted share, compared with $24.1 million, or $0.12 per diluted share, in the year ago quarter. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP net income for the quarter was $47.0 million, or $0.24 per diluted share, as compared to $35.6 million, or $0.18 per diluted share, in the year ago quarter.

Operating cash flow was $90.2 million for the first quarter, as compared to $60.6 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $786.0 million, an increase of 26% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2011 was $1.27 billion.

“Strong sales execution, focused spending and good collections drove 49% growth in operating cash flow year-over-year,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Red Hat grew first quarter non-GAAP operating income by 28% year-over-year even as we ramped up marketing spending for the Red Hat Summit and product launches, and continued investments in R&D to enable further broadening of our product portfolio. We introduced innovative new cloud technologies such as OpenShift, our PaaS offering, and CloudForms, our IaaS offering. In addition, we enhanced our core products, including the release of Red Hat Enterprise Linux 6.1 and strengthened our partnerships with the launch of Open Virtualization Alliance.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC with over 70 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for seven consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the effects of industry consolidation, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as the earthquakes and related events in Japan. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. and JBoss are registered trademarks of and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2011	2010
Revenue:

Subscriptions	$225,533	$179,076
Training and services	39,213	30,068

Total subscription, training and services revenue	264,746	209,144

Cost of revenue:

Subscriptions	15,239	12,664
Training and services	27,208	20,574

Total cost of subscription, training and services revenue	42,447	33,238

Total gross profit	222,299	175,906

Operating expense:
Sales and marketing	97,325	74,564
Research and development	48,288	40,658
General and administrative	31,327	26,445

Total operating expense	176,940	141,667

Income from operations	45,359	34,239
Interest income	1,936	1,663
Other income (expense), net	(266)	1,130

Income before provision for income taxes	47,029	37,032
Provision for income taxes	14,579	12,961

Net income	$32,450	$24,071

Net income-diluted	$32,450	$24,071

Net income per share:
Basic	$0.17	$0.13
Diluted	$0.17	$0.12

Weighted average shares outstanding:
Basic	193,155	187,926
Diluted	196,287	193,266

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS
	May 31,	February 28,
	2011	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$710,223	$642,630
Investments in debt and equity securities	200,258	217,970
Accounts receivable, net	154,939	184,741
Deferred tax assets, net	75,192	75,720
Prepaid expenses	66,607	62,364
Other current assets	1,016	1,133

Total current assets	1,208,235	1,184,558

Property and equipment, net	77,754	75,558
Goodwill	465,563	463,673
Identifiable intangibles, net	106,461	109,932
Investments in debt securities	356,260	331,791
Other assets, net	33,568	33,810

Total assets	$2,247,841	$2,199,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,357	$16,285
Accrued expenses	85,052	90,229
Deferred revenue	584,348	572,637
Other current obligations	340	650

Total current liabilities	686,097	679,801

Deferred lease credits	5,113	5,215
Long term deferred revenue	201,693	199,617
Other long term obligations	24,435	23,990
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	1,633,083	1,610,238
Retained earnings	277,500	245,050
Treasury stock, at cost	(581,738)	(562,792)
Accumulated other comprehensive (loss) income	1,636	(1,819)

Total stockholders' equity	1,330,503	1,290,699

Total liabilities and stockholders' equity	$2,247,841	$2,199,322

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2011	2010

Cash flows from operating activities:
Net income	$32,450	$24,071
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	12,739	11,722
Share-based compensation expense	16,187	13,174
Deferred income taxes	11,055	8,352
Excess tax benefits from share-based payment arrangements	(8,560)	(11,007)
Gain on sale of available-for-sale equity securities	(644)	(516)
Other	567	(203)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	32,042	19,525
Prepaid expenses	(3,293)	(591)
Accounts payable	(90)	(5,069)
Accrued expenses	(3,849)	1,540
Deferred revenue	1,270	(1,058)
Other	338	704

Net cash provided by operating activities	90,212	60,644

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(180,850)	(110,343)
Proceeds from sales and maturities of available-for-sale debt securities	172,583	198,318
Proceeds from sales of available-for-sale equity securities	665	548
Purchase of developed technologies and other intangible assets	(2,543)	(1,621)
Purchase of property and equipment	(8,657)	(6,722)

Net cash provided by (used in) investing activities	(18,802)	80,180

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	8,560	11,007
Proceeds from exercise of common stock options	5,043	37,688
Purchase of treasury stock	(18,946)	(74,362)
Payments related to net settlement of employee share-based compensation awards	(9,033)	(7,055)
Payments on other borrowings	(594)	(877)

Net cash used in financing activities	(14,970)	(33,599)

Effect of foreign currency exchange rates on cash and cash equivalents	11,153	(16,973)
Net increase in cash and cash equivalents	67,593	90,252
Cash and cash equivalents at beginning of the period	642,630	388,118

Cash and cash equivalents at end of period	$710,223	$478,370

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2011	2010

Cost of revenue	$1,790	$1,191
Sales and marketing	5,571	3,776
Research and development	4,193	3,355
General and administration	4,633	4,852
Total share-based compensation expense	$16,187	$13,174

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2011	2010

Cost of revenue	$979	$704
Sales and marketing	1,959	2,086
Research and development	1,157	925
General and administration	846	822
Total amortization of intangible assets expense	$4,941	$4,537

	Three Months Ended
	May 31,	May 31,
	2011	2010

GAAP net income	$32,450	$24,071

Provision for income taxes	14,579	12,961

GAAP income before provision for income taxes	$47,029	$37,032

Add: Non-cash share-based compensation expense	16,187	13,174
Add: Amortization of intangible assets	4,941	4,537

Non-GAAP adjusted income before provision for income taxes	$68,157	$54,743

Provision for income taxes	21,129	19,160

Non-GAAP adjusted net income	$47,028	$35,583

Non-GAAP adjusted net income-diluted	$47,028	$35,583

Non-GAAP adjusted net income per share:
Basic	$0.24	$0.19
Diluted	$0.24	$0.18

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2011	2010

GAAP gross profit	$222,299	$175,906

Add: Non-cash share-based compensation expense	1,790	1,191
Add: Amortization of intangible assets	979	704

Non-GAAP gross profit	$225,068	$177,801

Non-GAAP gross margin	85.0%	85.0%

	Three Months Ended
	May 31,	May 31,
	2011	2010

GAAP operating expenses	$176,940	$141,667

Deduct: Non-cash share-based compensation expense	(14,397)	(11,983)
Deduct: Amortization of intangible assets	(3,962)	(3,833)

Non-GAAP adjusted operating expenses	$158,581	$125,851

	Three Months Ended
	May 31,	May 31,
	2011	2010

GAAP operating income	$45,359	$34,239

Add: Non-cash share-based compensation expense	16,187	13,174
Add: Amortization of intangible assets	4,941	4,537

Non-GAAP adjusted operating income	$66,487	$51,950

Non-GAAP adjusted operating margin	25.1%	24.8%

CONTACT:
Red Hat, Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com